Exhibit 99.1

Reborn Coffee Appoints Global Entrepreneur Jennifer Tan to Board of Directors

Unique Volcanic Tea Experience to Support Expansion of Premium Tea Products

NEWS PROVIDED BY

REBORN COFFEE, INC.

Oct 12, 2023, 8:31 AM ET

BREA, Calif., Oct. 12, 2023 (GLOBE NEWSWIRE) -- Reborn Coffee, Inc. (NASDAQ: REBN) (“Reborn”, or the “Company”), a California-based retailer of specialty coffee, today announced the appointment of Jennifer Tan to its Board of Directors.

Jennifer Tan has over 30 years’ experience as a global entrepreneur in diversified businesses in the U.S., Europe and Asia. She is currently Chief Executive Officer of Hawaii Volcano Tea LP, a tea farm with multiple locations in the Volcano area of Hawaii Island. The company owns tea plantations with a greenhouse for cultivation and factory for the processing of high-quality tea product lines. Previously she was Managing Director of Tutti Frutti (China) Limited, developing and executing marketing plans for Tutti Frutti Frozen Yogurt stores on both corporate-owned and franchise retail stores in China, Hong Kong and Macau. Ms. Tan was also Managing Director of International Golf & Yacht Club (Hong Kong) Limited and Mass Star Development Limited.

“Jennifer’s expertise in global business, especially her tenure in the premium tea sector, make her an invaluable addition to our Board,” said Jay Kim, Chief Executive Officer of Reborn Coffee. “We believe her broad experience executing business plans, including marketing frozen yogurt shops in Asia, will be important as we drive growth and expansion internationally. We are confident that her insights will be instrumental in helping to steer Reborn Coffee through the dynamic global coffee and tea markets.

“Jennifer will also be valuable in enhancing our brand’s loose leaf and specialty tea product lines and incorporating the premium teas from Hawaii Volcano Tea into Reborn Coffee’s offerings. Tea continues to grow in popularity as an alternative to coffee products for health consciousness consumers, including organic tea variants and region-specific varieties such as Hawaiian volcanic tea in which the volcanic soil imparts a distinctive flavor and quality to the tea. We continue to seek out opportunities to diversify our product portfolio and reinforce our commitment to offering unparalleled, premium products to our customers,” concluded Kim.

About Reborn Coffee

Reborn Coffee, Inc. (NASDAQ: REBN) is focused on serving high quality, specialty-roasted coffee at retail locations, kiosks, and cafes. Reborn is an innovative company that strives for constant improvement in the coffee experience through exploration of new technology and premier service, guided by traditional brewing techniques. Reborn believes they differentiate themselves from other coffee roasters through innovative techniques, including sourcing, washing, roasting, and brewing their coffee beans with a balance of precision and craft. For more information, please visit www.reborncoffee.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission (“SEC”) including our Form 10-Q for the second quarter of 2023, which can be found on the SEC’s website at www.sec.gov. Such risks, uncertainties, and other factors include, but are not limited to, the Company’s ability to continue as a going concern as indicated in an explanatory paragraph in the Company’s independent registered public accounting firm’s audit report as a result of recurring net losses, among other things, the Company’s ability to successfully open the additional locations described herein as planned or at all, the Company’s ability to expand its business both within and outside of California (including as it relates to increasing sales and growing Average Unit Volumes at our existing stores), the degree of customer loyalty to our stores and products, the impact of COVID-19 on consumer traffic and costs, the fluctuation of economic conditions, competition and inflation. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Relations Contact:

Chris Tyson
Executive Vice President
MZ North America
REBN@mzgroup.us
949-491-8235

Company Contact:

Reborn Coffee, Inc.
ir@reborncoffee.com